AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY ___, 2000 REGISTRATION NO. 333-______

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SciCorps, Inc.
(Exact name of registrant as specified in its charter)

Wyoming
(State of incorporation)

8731
(Primary Standard Industrial Classification Code Number)

52-2211037
(I.R.S. Employer Identification Number)

8487 Greenbelt Road, Suite 201
Greenbelt, MD 20770
301-552-1601
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Karis B. Rowley, Registered Agent
Corporate Service Center of Wyoming, Inc.
200 West 17th Street, Suite 80
Cheyenne, WY 82001
307-634-7920
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Daniel R. Thomas
President and Chief Executive Officer
8487 Greenbelt Road, Suite 201
Greenbelt, MD 20770
301-552-1601

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   (  )

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this form is a post-effective amendment filed pursuant to Rule 46(c) under the Securities Act, check the following box and list the Securities Act Registration of the earlier effective registration statement for the same
offering.   (  )

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.   (  )


CALCULATION OF REGISTRATION FEE

Common Stock, no par value
(Title of Each Class of Securities to be Registered)

500,000 shares
(Amount to be Registered)

$20 per share
(Proposed Maximum Offering Price Per Share)
(Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.)

$10,000,000
(Proposed Maximum Aggregate Offering Price)

$2,640
(Amount of Registration Fee)



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SCICORPS, INC.

Information herein is subject to completion or amendment. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer to sale is not permitted.

This is our Initial Public Offering (IPO), and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

THE OFFERING

                                              Per Share          Total
Public Offering                               $20                $10,000,000

Minimum Proceeds to Company - 90%             $18                 $9,000,000

Maximum Allowable Discounts, Fees,
Commissions - 10%                              $2                 $1,000,000
(SciCorps, Inc. will not pay any other fees, payments, expense allowances, or expense reimbursements)

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With funds raised in this offering, we propose to create an Internet-based Consortium of Scientists and Inventors. We are a development stage company with no operating history. The Initial Public Offering price of $20 per share is not based upon earnings, net tangible book value, tangible assets, or ratings. This is a self-underwritten best efforts offering. We intend to register and sell our own stock. We will pay commissions to registered broker- dealers willing to sell our stock on a best efforts basis. They are not required to sell any specific number or dollar amount of shares but will use their best efforts to sell the shares offered. This offering has no minimum activation threshold or fixed termination date. The proceeds of this offering will provide immediate start-up capital for scalable operations. There will be no escrow period for funds raised. When we qualify, we will apply to have our

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Common Stock approved for quotation on NASDAQ under the proposed symbol "SCIC".
Delivery of certificates for the shares of Common Stock will be made against payment at the offices of SciCorps, Inc., 8487 Greenbelt Road Suite 201, Greenbelt, Maryland, 20770-2543 Tel: 301-552-1601, on or after August 24, 2000. SciCorps, Inc. reserves the right to reject any order completely or partially.

The date of this Prospectus is July 24, 2000. This Prospectus becomes effective as of the effective date of the Registration Statement by the SEC.


Only residents of those states in which the shares have been qualified for sale under applicable securities or "Blue Sky" laws may purchase shares in this offering. Each potential investor will be required to execute a universal order form which, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that SciCorps, Inc. register the shares in the state in which the investor resides. However, SciCorps, Inc. is under no obligation to do so, and it may refuse any such request.


You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with different information. The information contained in this Prospectus is correct as of its printing. We provide no assurance as to the correctness of the information after that date. Each person receiving this Prospectus represents that such person is basing his or her investment decisions solely on this Prospectus and that such person is not relying on any prior confidential information he or she may have received.


Until TBA (for a minimum of 90 days after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



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TABLE OF CONTENTS

                                                                       Page no.
Prospectus Summary                                                           6
          The Company                                                        6
          The Offering                                                       8
RISK FACTORS                                                                 8
          No Operating History/Possible Losses                               8
          Dilution and Capitalization                                        8
          Balance Sheet                                                      9
          Control by Majority Shareholder                                    9
          Management                                                        10
          General Economic Conditions, Profitability and Monetary Policy    10
          Government Regulation                                             12
          Competition and Reliance on Outside Suppliers                     12
          Absence of Public Market and Determination of Offering Price      12
          Underwriting                                                      13
          Dividends                                                         14
          Need for Additional Capital                                       15
          Shares Eligible for Future Sale                                   15
Use of Proceeds                                                             16
Employees                                                                   18
Principal Shareholder                                                       18
Security Ownership of Certain Beneficial Owners and Management              18
Key Personnel Remuneration                                                  19
Employment and Management Agreements/Contracts                              19
Directors, Executive Officers, Promoters and Control Persons                19
Plan of Distribution                                                        20
Description of Capital Stock                                                23
Vision and Mission Statements                                               24
Corporate Growth Strategy                                                   25
A Partial Listing of Proposed Profit Vectors                                26
Legal Matters                                                               31
Index to Financial Statements                                               31
Accounting Expert                                                           31
Offering Expenses                                                           32
Financial Statement                                                         32


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS                            33


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CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve risks and uncertainties. These statements relate to future events or our future financial performance, and are identified by terminology such as "may", "will", "should", "scheduled", "plan", "intend", "estimate", "guestimate", "potential", "continue", "believe", "anticipate", "expect", and similar expressions. These statements are only predictions. Actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Risk Factors". Potential Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing in this Prospectus.

THE COMPANY

SciCorps, Inc. ("SCI" or "the Company") was incorporated on January 10, 2000 as a "C" corporation under the laws of the state of Wyoming and is a development stage company that has conducted no business to date. The Company's temporary executive and administrative offices are located at 8487 Greenbelt Road, Suite 201, Greenbelt, Maryland 20770 and its telephone number is (301) 552-1601. The person to contact at the Company with respect to this offering is Dr. Daniel R. Thomas, the Company's President. The Company rents its temporary 1200 square foot facility pursuant to an informal, verbal, month-to-month rental agreement. The Company intends to move to a more suitable facility upon successful completion of this offering.

The Company proposes to establish itself as an Internet-based Global Consortium of Scientists, Inventors, and Researchers. The Company plans to research, develop, and market a broad range of technologies and inventions on behalf of the scientists, inventors, and researchers that will form the Consortium. The Company's Corporate Operations Center will be located in the Washington, D.C. metropolitan area. The Company will establish satellite centers in major metropolitan areas. The Company will aggressively represent the best interests

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of the Consortium. The Company will attempt to commercially develop various futuristic services and products that are structured and designed in such a manner as to optimally and profitably penetrate selected markets. These niche markets include individual consumers, professionals, institutions, governments, and both large and small corporate clients.

The Company intends to project the image of scientific innovation, emphasizing singular research, personal service, flexibility, and responsiveness to the needs of client-customers. The Company intends to offer many specialized services and products that are not widely available in the global marketplace. SciCorps, Inc. will make every attempt to offer "tomorrow's technology, today". Around the clock, non-stop operations will allow SCI to nurture and incubate profit vectors (used herein to mean any vehicle through or by which profit is transmitted from one entity to another) without loss of temporal continuity in the global market place. This paradigm radically increases the pace of profit vector development.

The Company will make use of technology hedging and probabilistic decision making when electing development pathways. The Company intends to capitalize on the highly fragmented nature of scientific research and development through rapid consolidation and assimilation of break-through technologies. In response to the opportunities existing within the scientific disciplines, SCI will adopt a strategy of consistently offering a large breadth and depth of products and services at competitive prices. The ability to develop and deliver consistent quality in the market place, once established, will lead to effectiveness in securing a niche in a highly competitive market environment. As the Company gains market share and increases its economies of scale, it will be able to develop and deliver high-cost technologies at affordable prices.

SCI's entrepreneurial philosophy dictates that it seek out strategic alliances and correspondent relationships with other organizations in order to optimize realization of corporate objectives. SCI fully intends to establish itself as a pacesetter in the scientific community by assuming leadership roles in regional, national, and international scientific fora. SCI expects to commence operations in the late summer of 2000, however no assurance can be given as to the exact date operations will begin. This is dependent upon a number of variables, that include but are not limited to the timely and successful completion of this Initial Public Offering, regulatory approvals, site location and construction, and the hiring of personnel. SCI's primary URLs are www.scicorps.com, www.scicorps.net, and www.scicorps.org.


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THE OFFERING

Common Stock offered hereby .................................... 500,000 shares
Common Stock to be outstanding after offering .............. 750,500,000 shares
Common Stock par value ................................................... None
Use of Proceeds ...................To capitalize the start-up of SciCorps, Inc.


RISK FACTORS

Investment in the Common Stock is speculative and should only be considered by persons who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment and who are not seeking a current cash return on their investment. Money invested in the purchase of the Common Stock, unlike money deposited with a bank, is not insured by the FDIC, and will not earn interest. In considering an investment in the Common Stock, prospective investors should carefully consider the following factors among others described in this Prospectus.

NO OPERATING HISTORY/POSSIBLE LOSSES: SciCorps, Inc. has no operating history and may incur losses during its initial years of operation. Investors must be prepared to assume the risks and uncertainty inherent in a development stage company. We cannot guarantee the success of the Company or a return on investment for the purchasers of the Common Stock. We do not have information from which we can make reliable estimates of future revenues, expenses, or profits.

DILUTION AND CAPITALIZATION: Purchasers of the Common Stock will sustain an immediate and substantial dilution in the value of their investment. This is because the holder of 99.9% of the Common Stock outstanding has not made any capital contribution to the Company. The net tangible book value per share of the Common Stock is $0.00. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. The shareholders outstanding before this offering will have an immediate increase in the net book value of their shares because of the capital contributions made by the new investors. Upon the successful sale of the 500,000 shares of Common Stock in this offering and the application of the estimated net proceeds therefrom, the net tangible book value of the Company will be $0.01 per share. This represents an immediate increase in the net tangible book value of $0.01 per share of Common Stock to the existing shareholders and an immediate dilution in net tangible book value of $19.99 per share of Common Stock to new investors. The following table illustrates this dilution on a per share basis:

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DILUTION PER SHARE FOR NEW INVESTORS

 Assumed price to public per share:                 $20.00
 Net tangible book value per share before offering: $ 0.00
 Increase per share attributable to new investors:  $ 0.01
 Net tangible book value per share after offering:  $ 0.01
 Dilution to new investors per share:               $19.99

The following table shows the number of shares of Common Stock issued by the Company and the Total Effective Cash Consideration and Effective Cash Price Per Share for the shares issued before this offering and the cash price to be paid by the new investors in this offering:

EFFECTIVE CASH PRICE PER SHARE

Principal Shareholder: 750,000,000 shares (99.93%)
          Total Effective Cash Consideration: $0.00
          Effective Cash Price Per Share: $0.00

New Investors: 500,000 shares (0.07%)
          Total Effective Cash Consideration: $10,000,000
          Effective Cash Price Per Share: $20


BALANCE SHEET

Balance Sheet (Actual Data): .............................. as of June 30, 2000
Working capital ......................................................... $0.00
Total tangible assets ................................................... $0.00
Long-term debt and capitalized leases, less current maturities........... $0.00
Shareholders' equity..................................................... $0.00
SCI's fiscal year is the calendar year.


CONTROL BY MAJORITY SHAREHOLDER: Following completion of this offering,
Dr. Daniel Thomas will own over 99.9% of the outstanding Common Stock. Accordingly, Dr. Thomas will continue to be able to elect all of the members of the Company's board of directors and determine the outcome of all shareholder votes. Consequently, new shareholders will lack the ability to affect corporate actions. See "Principal Shareholders" and "Description of Capital Stock".


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
MANAGEMENT: Daniel R. Thomas, MD, PhD, Founder of the Company, Chairman of the Board of Directors, President and Chief Executive Officer of SciCorps, Inc. has more than thirty years experience in the empirical sciences. Dr. Thomas is a former child prodigy and a highly skilled researcher in multiple scientific disciplines. He has already begun the arduous process of assembling a "dream team" of scientists, inventors, researchers, and thinkers that will eventually congeal into a creative collective, to be known as the "Imaginarium". The Imaginarium (think of it as a congress of great minds or a collective cranium) will function as the central nervous system for SciCorps' Internet-based Consortium of Scientists and Inventors. The Imaginarium will also serve as both advisory board and think tank for the Company.

SciCorps' success will depend upon:

* Dr. Thomas' leadership and scholarship.
* The collective genius of the Imaginarium.
* The talents and efforts of senior management recruits.

The loss of the services of Dr. Thomas could have a materially adverse effect upon the Company's business. The Company intends to reduce the risk associated with this possibility through contingent decentralization of corporate functions and by securing key man life insurance on the life of Dr. Thomas for $10 million payable to the Company. There can be no assurance, however, that the Company's efforts will be successful. The Company's success will in part depend upon its ability to attract and retain highly skilled managers as well as leading researchers, scientists, and inventors. Potential investors should consider that the experience and ability of management are often considered the most significant factors in the success of a business. The business described in this Prospectus is a novel and unique undertaking for the key principals.

GENERAL ECONOMIC CONDITIONS, PROFITABILITY AND MONETARY POLICY: The Company's operating results may be adversely affected by unfavorable local, regional, national, or international economic conditions, especially recessionary periods. If the investing public perceives a relationship, either real or imagined, between SCI and another company, and there is a decrease in that company's stock value, it could cause a reflexive decrease in SCI's stock value. A general down turn in the stock market could trigger a drop in the value of our stock as well. The various ratings systems used within the securities industry could also affect the value of our company's stock. SCI's profitability will also depend upon its ability to complete the required research, development, and marketing necessary to bring its technology into the global market place on schedule and within budget. Failure to achieve profitability within a reasonable period as expected by our investors may

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adversely affect the future market of our common shares. Due to our lack of operating history, we are not able to make reliable projections as to the number, type, and cost of personnel required to achieve profitability. Nor are we able to make reliable projections of future operating costs in general. Many of our products and services will rely on proprietary technology. To protect this technology we will rely on confidentiality agreements with key employees and third parties and on trade secrets, trademarks, copyright laws, and on our own proprietary Close Encryption Black Box Protocol (a protocol matrix that prevents reverse engineering by rendering compromised code unreadable and unreconstructable). Although we will attempt to maintain confidentiality of, and prevent improper disclosure of, our proprietary technology, we cannot assure that we will be able to adequately protect our technology from misappropriation. Our business could suffer if our products or services fail to perform properly. We could also incur substantial costs because of legal claims. We intend to carry liability insurance that may or may not cover claims against us for financial losses, and which may prove insufficient in amount to cover large claims.

SCI will invest all static and surplus cash to create a supplemental income stream derived from security grade investments. Many variables in the trek from drawing board to market place are highly sensitive to factors beyond SCI's control, including general economic conditions, inflation, employment levels, and the policies of various governmental and regulatory authorities, such as the Food & Drug Administration, the Environmental Protection Agency, the Federal Trade Commission, and the Securities & Exchange Commission. In a best case scenario, presupposing the success of this offering, SCI could possibly show earnings within a few years. On the other hand, our services and products may not gain market acceptance, which could possibly lead the Company down the path toward insolvency. Due to the very nature of "technology hedging" and "fractal decision-making", SCI cannot accurately forecast the chronology of events leading to its profitability. "Technology hedging" is the process of allocating resources along multiple development pathways, in order to avoid strategic marketing errors. "Fractal decision-making" is a mathematical paradigm (algorithm) that allows problems to be solved with topological (infinite set) solutions. Such solutions must have congruence of set points along the continuum of the problem set in order to be valid. Through the use of these advanced statistical constructs and models, SCI can achieve quantum breakthroughs in problem solving. And although these models show tremendous promise for their turbo-charged problem solving abilities, they are relatively useless for performance forecasting. In other words, we are saying, SciCorps, Inc. cannot accurately predetermine the specific course that must be followed in order to arrive at a profitable destination. However, SCI intends to use its skills in future-oriented fractal problem solving to navigate quickly and easily around most obstacles in order to arrive safely at a profitable destination.

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GOVERNMENT REGULATION: Many of SCI's profit vectors are subject to governmental regulation, e.g. SCI must secure Food & Drug Administration approval for most of its proposed biotechnology products. Lack of FDA approval will not prevent SCI from marketing its biotechnology products in the global marketplace. Many foreign jurisdictions have relaxed standards of approval for biotechnology products (and many do not), which will accelerate return on investment while awaiting U.S. FDA approval. In as the global market is primarily outside the jurisdiction of U.S. regulators, SCI's profitability has extrajurisdictional potential. On the other hand, future overseas legislation could adversely affect that potential area of profitability.

COMPETITION AND RELIANCE ON OUTSIDE SUPPLIERS: The business of science and technology is highly competitive. The Company faces competition from numerous sources, both large and small, both for-profit and not-for-profit. Many of our existing industrial competitors have the advantages of an established market presence, greater assets, resources, and experience. SCI also anticipates competition from universities, schools, and colleges, as well as government agencies, public and private think tanks, trade associations, and institutes, among others. In the future, competitors not currently servicing SCI's target markets may enter the marketplace. Some of these competitors may even attempt to emulate SCI's business strategies. SCI cannot predict the effect of competition on its ability to gain and maintain market acceptance and to operate profitably. It will be the Company's policy not to manufacture or assemble any of the products that it intends to sell. Management believes this policy will provide the greatest flexibility in meeting customer needs, while reducing the Company's risk and its need for capital investments. However, because of this policy, the Company may experience delays in production and delivery which are beyond its control and which may result in canceled orders, reduced sales, and other events which may negatively affect income.

ABSENCE OF PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE: Before this offering, there has been no public market for the Company's Common Stock. The Initial Public Offering price, set by the directors of SCI, is arbitrary and unrelated to earnings, net tangible book value, ratings, tangible assets, or history of operations. See "Underwriting" below for a description of the specific arbitrary factors considered in determining the Initial Public Offering price. Once the shares begin public trading, it will not be possible to determine high and low sales prices for the trading shares. SCI is hopeful that its Common Stock will eventually trade over-the-counter and list on NASDAQ. SCI's intention to apply for NASDAQ listing should not convey the impression that the application will be successful or that quotations for the Common Stock will be available through NASDAQ. SCI has no assurance that the securities offered herein will prove to be acceptable for listing on NASDAQ or

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any other securities exchange.  There can be no assurance that an active or liquid trading market for the Common Stock will develop after this offering, or, if developed that such market will continue. There is no assurance that the Company will be successful in securing the services of brokers willing to serve as market makers in the Common Stock, or that once secured will continue their market making activities. While the Common Stock will not be subject to any restrictions on transfer, no assurance can be given that an investor will be able to dispose of it freely. Each investor therefore must bear the economic risk of such an investment.

UNDERWRITING: This offering is a self-underwritten best efforts offering. SciCorps intends to register and sell its own stock. SciCorps will pay commissions to broker-dealers willing to sell its stock on a best efforts basis. The broker-dealers are not required to sell any specific number or dollar amount of shares but will use their best efforts to sell the shares offered. There is no assurance that the Company will be successful in finding broker-dealers willing to offer the stock on a best efforts basis. The Company will allow broker-dealer commissions, discounts, and finder fees up to a maximum of 10% of the gross proceeds. The national average for best efforts offerings in this range is 5.57%. The national average for firm commitment offerings in this range is 6.89%. The Company's willingness to grant commissions up to 10% should serve as a promotional incentive. Upon effective SEC registration of this offering, the Company believes that a significant number of registered broker-dealers will be willing to execute orders to buy and sell the Company's shares and that they may function as "market makers", maintaining an inventory and soliciting orders to buy and sell the shares. If in this manner, substantially all of the shares being offered are sold, the Company believes it will meet the standards for having trading information about its shares quoted on NASDAQ. It is the Company's intention that net proceeds from this offering not drop below 90% of the gross. The Company will not pay any other fees, payments, expense allowances, or expense reimbursements. In as this is not a firm commitment underwriting, there are no over- allotments.

Factors considered in determining the Initial Public Offering price:

1) The primary factor considered in determining the Initial Public Offering price was the "net intangible book value" of the Company. Management believes that, since the Company is by design a proposed Internet-based Consortium of Scientists and Inventors, tangible "brick and mortar" assets such as land, buildings and machinery are not as important in determining the Initial Public Offering price as are intangible/intellectual assets such as copyrights, trademarks, proprietary technology, research and development costs, researcher reputation, e-commerce protocols, software, empirically derived expertise, and knowledge. After subtracting total liabilities from the "net intangible book value" and dividing by the number of shares of Common Stock outstanding, one arrives at a fair market Initial Public Offering price of $20 per share, which also happens to be the net intangible book value per share before the offering. It is only by factoring in the net intangible AND the net tangible book values that an investor can accurately determine the TRUE value of a potential investment. To ignore the net intangible book value of any company would create a false undervaluation. The peculiar practice of ignoring net intangible book value would lead a potential investor to falsely assume that SciCorps, Inc. had negligible assets, when in fact the Company has potential billions of dollars in intangible intellectual property assets (based upon reasonable market assumptions). Historically speaking, antiquated "brick and mortar" accounting practices may have led to fair market valuations for traditional manufacturing companies. But today's future-tech Internet-based market place is not driven by traditionally defined "tangible assets" but rather by "intangible assets" such as "intellectual property". Most Internet and Biotechnology companies are inherently intellectual asset companies. A fair market, non-deceptive, valuation of these companies is difficult to achieve with currently accepted "brick and mortar" accounting standards.

2) Guestimates of the Company's business potential. At this time none of the profit vectors to be exploited by the Company have been assessed independently for their market value. The intellectual property rights associated with the profit vectors exist as proprietary technology rather than patents or copyrights.

DIVIDENDS: SCI intends to retain earnings, if any, with the purpose of strengthening its capital and reserves for a "strategic corporate acquisitions and incubator fund" during its initial years of operation. Accordingly, it is not anticipated that cash dividends will be declared during the first several years of SCI's development, and no assurance can be given that SCI's results of operations will ever permit the payment of dividends of any kind. Persons who need or desire dividend income from their investment should not purchase the Common Stock. The future dividend policy of SCI is subject to the discretion of the board of directors and will depend upon a number of factors, including operating results, financial conditions, and general business conditions. Holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors. SCI's fiscal policies will provide that cash dividends may be declared and paid only out of accumulated net earnings. If SCI sustains losses at any time, equal to or exceeding its undivided profits then on hand, no dividend shall be made; and no dividend shall ever be made in an amount greater than SCI's net profits less losses and bad debts. The Board

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of Directors has the authority to deny the payment of cash dividends when it determines such payment to be an "unsafe or unsound fiscal practice" under the then existing circumstances. As a rule, the SCI Board of Directors will prohibit all payments of dividends while the corporation is in default of any financial obligations.

NEED FOR ADDITIONAL CAPITAL: It is not known if proceeds from this offering will satisfy the Company's cash requirements for the next 12 months. SCI plans to raise additional capital through a Secondary Public Offering at some unspecified date in the future. The exact terms on which SCI would be able to raise such capital and the effect thereof on then existing shareholders cannot currently be determined. There is always the possibility that SCI will not be able to raise the additional capital needed in the future.

SHARES ELIGIBLE FOR FUTURE SALE: Sales of substantial amounts of the Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. This could make it difficult for the Company to sell its equity securities in the future at a time and price that it deems appropriate. The Company, Dr. Daniel Thomas, officers, directors, and employees of the Company have agreed that they will not offer, sell, or otherwise dispose of any shares of Common Stock for a period of 180 days from the date of this Prospectus. The foregoing does not apply to issuances of Common Stock to employees pursuant to the Company's future benefit plans, upon exercise of options granted under the Company's future stock option plans or as consideration for future acquisitions provided that any shares so issued may not be sold prior to the expiration of the 180 day period.

FINANCIAL DATA: In as SciCorps, Inc. is a start-up company, there is no fiscal operating history to examine.

ADDITIONAL INFORMATION: The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The Company intends to furnish its stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and the exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450

Fifth Street, NW, Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus, potential investors should keep in mind other possible risks that could be important.

For consumer information on investing, please contact the U.S. Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C., 20549-0304.
Telephone: 202-942-2950 e-mail: help@sec.gov URL: http://www.sec.gov


USE OF PROCEEDS

The gross proceeds from the sale of the 500,000 shares of Common Stock offered hereby; estimated to be $10,000,000 (based on a sales price of $20 per share) can be broken down as follows:

$1,000,000   10% maximum allowable in Commissions, Discounts, and Finders' Fees
$9,000,000                          estimated net proceeds to the Company (90%)

SCI proposes to use the net proceeds as follows:

USE OF THE COMPANY'S NET PROCEEDS

$4,500,000     Infra-structural development and construction of physical plants
$4,500,000     R&D, corporate operations, license & franchise payments, human resources
-------------------------
$9,000,000     TOTAL

Possible examples of some of the aforementioned expenses:
1,000+ acres of land for the SciCorps Main Campus: $1,000,000+ down payment Imaginarium Experimental Station construction (75,000 sf @ $40/sf): $3,000,000 Imaginarium Experimental Station scientific equipment: $500,000
Office construction (20,000 sf @ $65/sf): $1,300,000
Office furniture and computers (50 people @ $3,000/person): $150,000
Bio-Lab construction (3,000 sf @ $200/sf): $600,000
Bio-Lab fixturing (3,000 sf @ $450/sf): $1,350,000
Energy systems: $75,000
Parking & paving: $100,000
Landscaping: $50,000

SCI's management presently estimates that the expenses incurred and to be incurred during the organizational and pre-operating phase (including legal fees, offering expenses, pre-operating expenses, application and other fees) will total approximately $50,000. The largest portion of this sum will most certainly be the offering expenses. No assurance can be given that SCI's organizational and pre-operating expenses will not exceed those estimated in this Prospectus. One of the first operational steps to be taken in directing the offering proceeds is the purchase of a suitable building site and the construction of a Corporate Operations Hub from which all other corporate activities will be directed worldwide. The SCI central facility will house communications equipment, computers, servers, a satellite earth station, microwave transceivers, research laboratories, offices, workshops, a conference hall, a library, a training center, a quarantine and containment unit, biohazard units, etc. The Company does not have experience with projects of this magnitude and there can be no assurance that the Company will not experience material adverse effects such as cost overruns and delays. There can be no assurance that the Company can find suitable land for an agreeable price or that it can obtain all necessary approvals and other resources to proceed with construction. The Company believes that it is in its best interests to build its headquarters as a "destination facility" that can also serve as a showpiece of "tomorrow's technology, today". To that end, the Company has already begun discussions with Professor John Chen of Howard University, an excellent futurist architect. The Company is quite confident that this project is so unique and educational that it has the potential to be a tourist attraction for futuristic technology. The offering proceeds will also provide for ordinary working capital. Through judicious use of proceeds, SCI hopes to minimize use of revolving credit facilities, thus minimizing banking and credit facility expenditures. Pending such aforementioned uses, SCI will invest the net proceeds in short-term investment grade securities. SCI will attempt to augment the funds raised through this offering with internally generated funds.

The Company has established no minimum for this offering, therefore the proceeds raised will not be held in an escrow account. In the event that less than all the securities to be offered are sold and there are insufficient funds for the construction of a central facility, SCI will remain in its temporary offices in Greenbelt, Maryland. The funds so raised will be used to complete the patents on several important technologies. SCI will then license these patents to other biotech companies as a means of generating internal capital for further expansion. Through use of such incremental growth strategies, SCI's operational plans are scalable to the available capital. In a worst case scenario, in which no funds are raised, SCI's operations would proceed with funds generated internally from the sale or license of its intellectual property. It is important for potential investors to note that, although the success of this offering would turbocharge SCI's growth rate, SCI's future is in no way contingent upon the success of this offering.

There is no indebtedness to be discharged from the proceeds of this offering, other than short-term, day-to-day, business expenses.

EMPLOYEES

SCI intends to recruit the most gifted and innovative scientists, inventors, and researchers available. The initial work force may well exceed 50 "outsource" scientists, depending upon the success of this offering. Precise employee numbers will fluctuate with project workloads and available funds. Due to the large number of variables that will determine the number and type of employees, quantitative projections are meaningless. Many of SCI's employees will be telecommuters and temporary workers. SCI will use outsourcing for as many functions as possible.

PRINCIPAL SHAREHOLDER

SciCorps, Inc. has one pre-offering shareholder: Dr. Daniel Thomas, CEO, who is the principal shareholder and founder of the Company. Dr. Thomas holds 750 million shares of Common Stock. Primary consideration was in the form of proprietary intellectual property relating to a novel cancer treatment, a new energy source, a novel propulsion system, a novel plasma laser, a mitochondrial enhancer, a wetware cybernetic translation driver, a novel gene splicing tool, and numerous other proprietary intangibles. A fair market valuation of these intangibles based upon reasonable market assumptions would approximate $20 per share of Common Stock (intangible book value per share approximately $20). The total value of Dr. Thomas' proprietary intellectual consideration equals $15 billion. The tangible value of Dr. Thomas' consideration is negligible. The price per share based on tangible book value is negligible ($0.00 per share). 750 million shares represent over 99.9% of the total shares outstanding after the offering. The valuation of the intellectual intangibles in the aforementioned discussion is based solely upon subjective estimates by Dr. Thomas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:
Name/Address of Shareholder      Number of Shares Owned    Percentage of Shares
Dr. Daniel Thomas, CEO          750 million Common Shares                100 %
8487 Greenbelt Road, Ste 201
Greenbelt, MD 20770

KEY PERSONNEL REMUNERATION

President/Chief Executive Officer: $100,000: Dr. Daniel R. Thomas
Chief Operating Officer: $100,000: Vacant
Chief Financial Officer/Treasurer/Comptroller: $100,000: Vacant
Chief Medical/Science/Research Officer: $100,000: Vacant
Chief Information/Computer/Web/Technical Services Officer: $100,000: Vacant Vice President for Legal Affairs/Corporate Counsel: $100,000: Vacant
VP for Sales, Marketing, Advertising, Public Relations: $100,000: Vacant Chief of Staff/Corporate Secretary/Notary: $65,000: Mrs. Debra B. Krahling

Note: As of the writing of this Prospectus, no salaries have been paid or owed and no employee benefits other than salaries have been ratified. The aforementioned salaries will become effective as of the date of effectiveness of this Registration Statement. Said salaries shall not be deemed retroactive but shall be on-going from said date of effectiveness. Said salaries shall be deemed to be annualized and pro-rated beginning from the date of effective Registration. It is expected that the Board will pass resolutions addressing the issues of employee benefits, profit sharing, incentive stock options, and the recruitment and hiring of additional personnel after this Registration Statement is declared effective.

EMPLOYMENT AND MANAGEMENT AGREEMENTS/CONTRACTS

Upon formal commencement of Company Operations, written contracts will be issued under the direction of the Corporate Counsel to-be-hired. Formal commencement of Company Operations begins the day this Registration Statement is declared effective.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Identification of directors (the term of office for all directors shall be one calendar year, or until such time that new elections are duly held according to the by-laws of the Company):

Daniel R. Thomas, 43, Founding Director in toto, Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer/CFO pro tempore*

(b) Identification of executive officers (the term of office for all executive officers shall be one calendar year, or until such time that new elections or appointments are duly held according to the by-laws of the Company):

Daniel R. Thomas, 43, Founding Director in toto, Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer/CFO pro tempore*

Debra B. Krahling, 43, Corporate Secretary, Chief of Staff, Notary
___________________________
*pro tempore positions are temporary awaiting the results of an executive search for suitable permanent candidates

(c) Identification of certain significant employees: None at this time.

(d) Family relationships: None

(e) Business experience.

(1) Background:

Daniel R. Thomas: during the past five years served as Chairman/CEO of the Cure Foundation and the Paragon Research Institute (its predecessor). The principal business of both the Cure Foundation and its predecessor, the Paragon Research Institute was to find cures for various diseases. Dr. Thomas still serves as Chairman/CEO of the Cure Foundation. Principal occupation during the past five years: Scientist, Researcher, Inventor, and Fund-Raiser

Education:
M.D., Doctor of Medicine, University of St. Lucia, St. Lucia, W.I., 1983 Ph.D., Biophysics, Sussex College of Technology, Sussex, England, 1980 D.O., Doctor of Osteopathy, Metropolitan Collegiate Institute, London, 1976

Debra B. Krahling, 43, of Bryans Road, Maryland was elected Corporate Secretary and commissioned Chief of Staff of SciCorps, Inc. on February 12, 2000. During the past five years Mrs. Krahling has served as Corporate Secretary for the Cure Foundation and continues to serve in that capacity. Her principal occupation during the last five years has been that of Education Director at the Livingston Health Care Center. Ms. Krahling is a brilliant analyst with an encyclopedic mind. She is an extremely resourceful problem solver.

Education: Candidate for Master's in Health Services Administration, 2000, B.S.B.A., Business Administration/Marketing, St. Joseph's College, Windham, Maine, 1991, R.N., Washington Hospital Center, Registered Nurse Certification Program, 1979


PLAN OF DISTRIBUTION

The selling agents (that is, the persons selling the securities as agent for the Company for a commission or other compensation) in this offering cannot be determined until after the offering registration is declared effective by the SEC.

Compensation will be paid to any registered securities broker-dealer up to a cumulative aggregate maximum of 10%. Compensation will be paid to finders (that is, persons who for compensation act as intermediaries in obtaining selling agents or otherwise making introductions in furtherance of this offering) up to a cumulative aggregate maximum of 10%. Sales representatives employed by or contracted by the Company will also be eligible for Finders' fees up to a cumulative aggregate maximum of 10%. Officers and Directors of the Company are not eligible to receive and will not receive any form of compensation related to the sale of the Company's Common Stock. The Company will indemnify selling agents against liabilities for claimed misstatements or omissions in the Prospectus. Sales may be made privately, through the Over The Counter Bulletin Board quotation service, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In effecting sales, broker-dealers engaged by the Company may arrange for other broker-dealers to participate in the re-sales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Company in amounts to be negotiated in connection with the sale, but not exceeding the aforementioned 10%. These broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any securities covered by this Prospectus, which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

It is not possible at this time to determine the price to the public in any sale of the shares by the Company. The Company reserves the right to accept or reject, in whole or in part, any proposed purchaser of shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of such sale by the Company or its agents, subject to the aforementioned limits.

This offering is being made through selling agents. In addition, this offering is being made directly by the Company under the direction of Dr. Daniel Thomas, the Company's President, and CEO. Announcements will provide the very limited information permitted under applicable securities laws and will give the Company's telephone number for requesting the Prospectus. A Share Purchase Agreement and a return envelope will accompany the Prospectus. Assistance concerning the offering will be available from the selling agents, Dr. Thomas, and/or the Shareholder Relations Coordinator to be hired at a later date. This offering is being made only to persons for whom the amount invested does not exceed ten percent of the net worth of such persons (excluding principal residence and its furnishings and automobiles) including the net worth of spouse, if applicable. The certificates will not bear a legend notifying holders of this restriction.

Sales of the Principal Shareholder's outstanding shares are restricted by Rule 144 under the federal Securities Act of 1933, as amended. Generally, one may not sell more than 1% of the total shares of the Company outstanding within any three-month period, but if the number of shares being traded increases substantially, an alternative limit could apply, that is, the average weekly trading volume of the shares during the four calendar weeks preceding the date on which notice of the sale is filed. Rule 144 has additional requirements as to the manner of sale, notice and availability of current public information about the Company.

The Company intends to register and offer its securities for sale in the following states:

Note: This statement is not meant to imply that the following states will approve the securities for sale in their respective jurisdictions.

State:                            State File No:                 Effective Date:
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Illinois
Indiana
Maryland
Massachusetts
Michigan
Mississippi
Missouri
Nevada
New Jersey

New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Texas
Utah
Virginia
Washington
Wyoming


DESCRIPTION OF CAPITAL STOCK

The board-authorized capital stock of SciCorps, Inc. consists of 1,000,000,000 shares of Common Stock with no stated par value, of which 500,000 shares are offered hereby. The investors in this offering will have 0.07% of the outstanding shares of the Company. The "post-offering value" that management attributes to the entire company is $15,010,000,000 based on outstanding shares ($20,000,000,000 based on board-authorized shares). Potential investors should consider whether or not the offering price is appropriate for a development stage company.

Offering

SCI is offering 500,000 shares of Common Stock at a price of $20 per share. Before this offering, SCI had 750,000,000 shares of issued Common Stock outstanding.

Common Stock

Each share of Common Stock has the same rights, privileges, and preferences as every other share of Common Stock. Payment of dividends is subject to Board policies. See section on Dividends above.

Each share of Common Stock is entitled to one vote on all matters which may be brought before shareholder meetings.

In any liquidation, dissolution or winding up of SCI, holders of the Common Stock will be entitled to share equally and ratably in all assets available for distribution after payment of debts, liabilities and preferences. Holders of the Common Stock do not have preemptive rights (first right) to subscribe pro rata to additional shares of Common Stock issued. The Common Stock is, when issued, fully paid, and non-assessable. SCI from time to time as directed by its board may repurchase, redeem, or otherwise acquire shares of its capital stock.

SCI's Articles of Incorporation may be amended by an affirmative vote of a majority of the outstanding shares of Common Stock, in person or by proxy, except as otherwise required by law or regulation. Any changes related to matters such as increases in the authorized shares of SCI require an affirmative vote of a majority of the outstanding shares of Common Stock. Board action on such matters as a merger, consolidation, or liquidation requires an affirmative vote of two-thirds of the outstanding shares of Common Stock. The Common Stock has no conversion rights and there is currently no redemption or repurchase provisions in effect, unless otherwise stated. The Registrar and Transfer Company will serve as transfer agent and registrar for the Common Stock, once appointed, until that time the Company will serve in that capacity.

Preferred Stock

A definitive plan for the issuance of Preferred Stock has yet to be developed by the Board. At present, there is only one class of stock and it is Common Stock. Subject to proper shareholder and Board protocols as well as regulatory controls, SCI may authorize the issuance of preferred stock for private or public sale in one or more series, determine the sale price and establish dividend, voting, redemption, sinking fund, conversion, exchange, liquidation and other rights and preferences relating to the preferred stock.

VISION AND MISSION STATEMENTS

The long-range Vision of SCI is that by 2005, it will be a highly visible enterprise known as the one-stop vendor for "tomorrow's technology, today". SCI will be positioned to lead a consumer revolution in the utilization of technology in everyday life. In order to achieve this vision, SCI commits to the following Mission Statement: SCI will engage in the research and development of scientific applications, inventions, products and services that represent significant earnings opportunities in the shortest turn-around time. SCI will engage in the patenting, trademarking, copyrighting, licensing, marketing, blackboxing (securing technology against reverse engineering), and commercialization of science and technology. SCI will initially pursue those projects that offer the highest probability of cash flow and profit. SCI recognizes that it is embarking on a new business frontier, which obviously contains elements of risk. SCI's primary responsibility is to its shareholders and investors. SCI's secondary responsibility is to the members of its Consortium of Scientists and Inventors. In carrying out day-to-day business, SCI will strive to:

A. Allocate funds to R&D projects that will offer the greatest promise of rapid profitability.
B. Follow strategies that add the most value to SCI products and services.
C. Develop and promote SCI brand identity.

Through a long-term commitment to this mission, SCI believes it will evolve to become a leading presence in the field of science and technology, and that the SCI name will come to be recognized and accepted as a term synonymous with scientific innovation.

CORPORATE GROWTH STRATEGY

The Company's growth over the next several years depends primarily on its ability to identify and successfully penetrate profitable niche markets. During this critical growth period, it will be incumbent upon the Company's directors and officers to operate the Company in a profitable manner. The Company's ability to begin successful operations on a timely basis is dependent upon the successful completion of this offering. The Company must identify suitable business site locations, obtain leases or construction permits for those sites on acceptable terms, construct, or refurbish the sites, and hire and train skilled site managers and personnel. There can be no assurance that the operational development of these sites will result in profitable enterprise. Moreover, there can be no assurance that the research and development of the Company's product and service line will lead to commercial success. Although the Internet-based technology sector as a whole has experienced an increase in net revenue in recent years, there can be no assurance that the Company will achieve comparable success. Short range plans call for the Company to position itself for continued growth by developing an experienced management team with both national and international experience. Additionally SCI will construct an ultramodern infrastructure and implement an integrated high-speed, wide bandwidth, globally interactive mixed-media information technology system. SCI anticipates some income during its first year of operation although such income is not expected to be material. In 2001 SCI intends to focus on assimilating the growth in its operations, and on achieving continued improvement in the execution of its strategies, as well as securing additional financing to support continued growth. In 2002, SCI intends to intensify its expansion efforts by entering new markets through the opening of satellite facilities in strategically chosen major metropolitan areas. SCI believes that its proposed management team and information systems will be capable of supporting substantial growth in revenues without commensurate increases in selling, general and administrative expenses. In an attempt to create reliable and sustainable revenues, SCI will maintain a diversified and broad-based line of products and services. Long range plans call for the Company to pursue an aggressive growth strategy that includes plans to acquire and assimilate several leading biotechnology firms, thus consolidating control over key product and service sectors. There is no assurance that consolidation of these sectors will lead to an increase in net revenue. The Company will use proactive anti-takeover defenses to prevent acquisition, merger, takeover, or assimilation by other entities. The Company has a keen survival instinct and will resist hostile takeover and loss of control. Investors should always consider the possibility that rapid growth could strain the Company's resources and affect business adversely.

A PARTIAL LISTING OF PROPOSED PROFIT VECTORS

Unless otherwise noted, potential investors should assume that the following technologies are in their initial stages of development. There is no assurance that we will complete or profitably exploit any of the technologies that follow. Until our development plans are further advanced, we have no means of evaluating our potential competitive position in any markets that we may attempt to exploit.

A PROMISING NEW CANCER TREATMENT

This novel approach to cancer treatment has the potential to revolutionize the cancer treatment industry. Cancer care is a $100 billion per year industry in the United States alone. Currently there are no consistently successful treatment modalities available for "advanced metastatic disease". Traditionally, when a patient is diagnosed with late stage metastatic cancer there have been few, if any options available within the physician's armamentarium. SCI's newly proposed treatment modality might significantly alter this outcome. The proprietary treatment proposed is non-pharmaceutical and essentially non-invasive in nature and does not require damaging doses of radiation or chemotherapy. The protocols used in this treatment do not damage normal, healthy tissue, but they prove necrotizing for neoplastic tissue. This treatment could be ready for FDA/NIH protocol assignment for fast track beta testing within one year. This treatment is not suitable for animal testing. Fast Track clinical trials for this treatment would require a minimum of two years. With fast track approval upon trial success, this treatment could be commercially available within five - six years. The provisional patent application is ready for filing. The permanent patent filing will be made one year after the provisional application. The prior art patent search process has been completed. Certain essential steps in the clinical sequence will not go into the patent application; they will be withheld as "proprietary". These steps are highly resistant to reverse engineering thus assuring commercial longevity beyond the life of the patent.

A NEW CRYONIC PRESERVATION TECHNOLOGY BASED ON A PROPRIETARY SYNTHETIC HYBRID OF NATURALLY OCCURRING "GLYCOLS"

This marvelously new technology will open a whole new era in cryonics. This technology, once fully developed, tested, and approved will make long-term storage of human tissue and organs possible. It will also serve as a foundation for further research eventually leading to successful long-term human stasis and cryo-hibernation for long space flights or even cryo-suspension for terminally ill patients. Because this technology inhibits crystallization, cryo-preserved tissue does not undergo the cellular degradation and destruction associated with intracellular crystal formation. With the perfection and commercialization of this preservation technique, many individuals will elect to be cryonically preserved upon death instead of buried or cremated. Financing for these procedures can be achieved through special life insurance policies issued specifically to cover the costs of cryo-preservation. Financing via the insurance industry could lead to mass acceptance and popularization of this technology. SCI will attempt to dominate this future market through technological superiority over its competitors' product as well as by assuming an early leadership role in this emerging industry. Some aspects of this technology are ready for immediate application. Other aspects of this technology await further research and development. SCI intends to maintain this technology on a closed proprietary platform to avoid dissemination, theft, and reverse engineering. Certain applications are already patented. As necessary, SCI will pay license fees to avoid patent infringements.

BIOSOFT/WETWARE: A CPU-NEURONAL INTERFACE SYSTEM: A CYBERNETIC BIO-PROGRAMMING LANGUAGE

The most important computer related innovation of the 21st Century may well prove to be the development of practical, commercially applicable WetWare Systems. WetWare is software for programming biological, organically based computer systems. The programming language for SCI developed WetWare will be BioSoft (SCI will attempt to make BioSoft the Universally Accepted Standard for WetWare Applications). The combination of BioSoft and WetWare driven peripheral systems like Gel-Pak Interfaces will allow traditional computer hardware to interface with organic neural nets such as the human brain. A simple example of this system is the interface between an advanced bionic prosthetic limb and the fleshy stump that remains after an amputation. In order for afferent sensory input from the artificial limb to reach the brain, it must first traverse the WetWare Interface between the fleshy (biological) and prosthetic (artificial) systems. The WetWare Interface serves as a Translation Driver for the Prosthetic Unit. Piezoelectric crystals convert mechanical stress on the prosthetic limb into electric impulses that are conveyed to the WetWare Interface and ultimately interpreted by the human brain as pressure on the artificial limb. Through an analogous process thermocouples are able to create an afferent sensory perception of warmth, thus providing the prosthesis with the ability to sense "hot" and "cold" as well as "warm" and "cool". Ultimately, after some considerable research and development expenditures, we hope to arrive at a Universal Cybernetic Operating System that is applicable across all biological platforms. This would allow for the practical development of artificial eyes, ears, and other sensory organs. It would also allow for sensory input from exogenous sources. This would enable us to see through the eyes of other human beings or even other mammalian species. The applications are overwhelming to ponder. With the addition of fractal modeling and caching of neural nets based upon fractal algorithms it would be possible to establish brain-to-brain communication links, thus ushering in a new era of "linked" cyber possibilities. The further development of this technology requires extremely powerful computer systems with high-speed relational database capabilities. "Basic" commercial versions of BioSoft and WetWare could be ready to ship in about six years. Extremely simple experimental versions can be ready for road show "dog and pony" demonstrations within one year. Advanced applications of this technology require the prototype construction of a Bionic Chip that marries human cells to electronic circuitry. The proprietary design phase for the Bionic Chip is complete. Proceeds from this offering will provide funding for the prototype construction, which should take no more than two years to complete. This proprietary technology will use SciCorps' "Close Encryption Black Box
(CEBB)" protocol matrix which will make reverse engineering virtually impossible. Any attempt to scan or penetrate the protocol matrix will result in immediate denaturation of the unit's quaternary protein structure rendering all coding sequences unreadable and unreconstructable. SCI will maintain this technology as proprietary and not seek to patent it. It is management's belief that the comparative risks of patent disclosure versus proprietary theft weigh heavily in favor of assuming the risk of proprietary theft as preferable to full patent disclosure.

MITOCHONDRIAL ENHANCER UNIT

Have you ever wondered how ants can carry loads many times their own body weight? Simply put, it is due to the density and efficiency of the mitochondria within their muscle cells. If humans could increase mitochondrial density and efficiency, we could achieve a tremendous increase in muscular strength and firing speed. This would create new treatment modalities for Muscular Dystrophy, Polio, muscular trauma, some forms of paralysis, etc. There are several research pathways available for Mitochondrial Enhancement. The two easiest of these pathways could produce a patentable product within two years. A commercially viable, fully tested product could be ready to ship within eight years depending upon whether or not fast track protocol approval is granted by the FDA for human beta testing. A commercially viable product for use outside of the United States could be ready to ship within six years. The potential uses for this product (both civilian and military) are unlimited. SCI expects to file a provisional patent for this product during fiscal year 2000.

SYNTHETIC AND NATURAL ARACHNID SILK POLYMERS

Arachnid silk comes in many varieties. Some varieties of arachnid silk have tensile strength 2,000 times greater than steel at only a fraction of the weight of steel. A human being placed in an escape pod made of arachnid silk polymers could theoretically withstand the multiple G impact from a fall out of an airplane without a parachute. Arachnid silk polymers have the ability to absorb tremendous amounts of kinetic and mechanical energy repeatedly. They are extremely durable. Arachnid silk polymers are many times more effective than Kevlar Aramid fibers at stopping ballistic projectiles when woven into bullet-resistant fabrics. This is due in part to the capacity of arachnid silk to achieve greater efficiencies owing to smaller fiber denier, as compared with Kevlar or Nomex. It is also related to SCI's proposed method of proprietary stacking of amino acids in the protein polymer chains of the synthetic arachnid fibers. Crash and safety helmets made from arachnid silk polymers would be many times more effective than current models. So why aren't arachnid silk polymers in widespread industrial use? Quite simply, spiders and other arachnids are too difficult to grow in large numbers and arachnid silk polymers are difficult (but not impossible) to synthesize. SCI has three available solutions that can result in the development of commercial/industrial processes to produce arachnid polymers in usable quantities. Development time required for this technology is approximately three years. Shippable, commercial quantities of product would require approximately five years. The myriad uses of this innovative fabric could result in the development of many new markets. Just a few possible uses would be: highly puncture resistant tires, puncture and tear resistant sails, hang glider sails, hot air balloon skins, super effective but extremely light weight bullet resistant clothing, motorcycle helmets, football helmets, all other kinds of safety helmets, space age tennis rackets, replacement for fiberglass and composites in surf boards, replacement for fiberglass and composites in yacht hulls, replacement for fiberglass in aircraft, automotive, and motorcycle industries, highly durable yet very chic designer fabrics, fibers/composites/fabrics for shoes, building materials similar to fiberboard, etc... Because of the unique tensile properties of this polymer, it would be possible to design a new generation of submarines capable of withstanding pressures many times greater than metallic-alloy-hulled submarines. Organic polymers have the added advantage of being able to form complex but stable matrix-based architectures (even fractal geometries and "Bucky" balls) that when hybridized with inorganic substances acquire unique properties. Such new-age materials could be used for lightweight aircraft, spacecraft, space stations, and satellites. Repairs could be made by "growing" new building materials. Provisional patents are ready for immediate filing pending funding.

ANTIBIOTICS AND ANTIVIRAL AGENTS

Due to the clinical emergence of highly resistant strains of bacteria in recent years, there is a dire need for new antibiotics that will prove effective against them. SCI intends to devote considerable resources to the development of novel, commercially viable, proprietary paradigms of bacterial and viral disassembly. Due to the extremely competitive nature of the pharmaceutical industry, it is not possible to delineate the exact functional modalities of these two paradigms (one antibacterial and the other antiviral). But suffice it to say that these designer-antimicrobials using a novel disassembly protocol should prove rather effective against even the most resistant, rapidly mutating strains of bacteria and viruses. The simplicity, elegance of design, and ease of production of these paradigms should prove to be highly profitable for SCI. Development and FDA approval time will vary with individual products. Best case scenario for product shipping within the United States would be six to eight years. Foreign product shipment could be ready within five years. These products are not yet at a patentable stage of development.

OTHER POTENTIAL PRODUCTS AND SERVICES

SciWeb: Interactive Live-Feed Global Science-Technology-Research Internet
Database
Instant Paint-on Dental Whiteners (muco-polymers) [an alternative to bleaching agents]
Nucleic Acid Mediated Hair Restoration Treatments (reverses baldness)
Nucleic Acid Mediated Scar Removal System
Functional Hemoglobin Enhancers (increases oxygen binding capacity) Neuro-Chemical Sleep Blockers, Memory & Synaptic Enhancers
Neuronal Growth & Control Factors

Photosynthetic Skin Patches (Alternative Parenteral Nutritional
Supplementation)
Holographic Electron Microscope (under a licensing agreement with the inventor) Holographic X-Ray Unit (under a licensing agreement with the inventor) Holographic CT Unit (under a licensing agreement with the inventor)
Holographic MRI Unit (under licensing agreement with the inventor)

LEGAL MATTERS

An opinion has been rendered by Mr. Kofi A. Ofori, Esq. to the effect that the shares of Common Stock offered by the Company hereby, when issued and paid for as contemplated in this Prospectus, will be legally issued, fully paid and non-assessable.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

REGISTRATION

Upon the "effective" registration of this Initial Public Offering with the Securities and Exchange Commission under the Securities Exchange Act of 1933, the proxy rules, tender offer rules, short swing profit rules, and periodic reporting requirements of that Act will be applicable to SciCorps, Inc.

INDEX TO FINANCIAL STATEMENTS

Accounting Expert
Offering Expenses
Balance Sheet
Other Expenses of Issuance and Distribution
Statement of Operations
Notes to Financial Statements

ACCOUNTING EXPERT

The financial statements and schedules of SciCorps, Inc. appearing in this

Prospectus and Registration Statement have been audited by Cheryl L. Stewart, CPA, of C.L. Stewart & Co., an independent auditor and a member of the SEC Practice Section of the American Institute of Certified Public Accountants, as set forth in her reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such as expert in accounting and auditing.

OFFERING EXPENSES

SEC Registration Fee..........................................       $    2,640
WWW/Internet/e-Commerce/IPO Expenses*.........................       $   10,000
Printing, Engraving, Art and Advertising Expenses*............       $   15,000
Accounting Fees and Expenses*.................................       $    4,000
Legal Fees and Expenses*......................................       $    2,000
Edgarization Expenses*........................................       $    1,360
Blue Sky Qualification Fees and Expenses*.....................       $   15,000
TOTAL*........................................................       $   50,000

Finder's Fees, Commissions, Discounts*........................       $1,000,000
GRAND TOTAL*:.................................................       $1,050,000
*estimate/guestimate

FINANCIAL STATEMENT

Balance Sheet

As of June 30, 2000
-------------------------------------------------------------------------------
ASSETS

Current Assets:                                                         -- 0 --

Fixed Assets:                                                           -- 0 --

Total Assets                                                            -- 0 --
===============================================================================
LIABILITIES & EQUITY

Current Liabilities                                                     -- 0 --

Long-term Liabilities                                                   -- 0 --

Total Liabilities                                                       -- 0 --

Equity                                                                  -- 0 --

Common Stock, 1,000,000,000 shares authorized, no par value             -- 0 --

Retained Earnings                                                       -- 0 --

Total Equity                                                            -- 0 --

Total Liabilities & Equity                                              -- 0 --
===============================================================================

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee                                                    $ 2,640
Legal Fees and Expenses                                                 $ 2,000
Accounting Fees and Expenses                                            $ 4,000
Blue Sky Qualification Fees and Expenses                                $15,000
Printing, Engraving, Art and Advertising                                $15,000
WWW/Internet/eCommerce/IPO Expenses                                     $10,000
Edgarization Expenses                                                   $ 1,360
TOTAL                                                                   $50,000

Note: All amounts are estimates except the SEC Registration Fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Article V of our by-laws, any past or present director, officer, or employee (or person serving as such for another corporation, at our request) or a testator or intestate thereof, is entitled to be indemnified by us in respect of any expenses (including without limitation attorneys' fees, judgments, fines, and penalties) reasonably incurred by him in defending any civil, criminal or administrative action, suit or proceeding to which he is made a party by reason of his position with us (or other corporation at our request). Indemnification is not available to the extent that it is adjudged in such action, suit or proceedings that the officer, director or employee was liable to us (or such other corporation) for negligence or misconduct in the performance of duty.

A judgment or conviction (including a conviction based on a plea of guilty or nolo contendere or its equivalent) shall not itself be deemed an adjudication that the director, officer or employee was liable for negligence or misconduct in the performance of his duties. A person claiming indemnification may have his entitlement determined by:

(a) order of the Court or administrative body having jurisdiction in the action, suit, or proceeding;

(b) a resolution adopted by a majority of the quorum of our Board of Directors (not counting any director who has incurred expenses in connection with the action, suit or proceeding);

(c) a resolution of the majority of our stockholders (if there is no quorum of directors available who have not incurred expenses in connection with the action, suit or proceeding);

(d) a resolution of the majority of our directors entitled to vote at any meeting; or

(e) any order of any Court having jurisdiction over us.

Any such determination that a payment by way of indemnification should be made is binding on us.

The right of indemnification given under Article V of the by-laws is not exclusive of any such other right under any by-law, agreement, shareholders' resolution, provision of law, or otherwise. The provisions of Article V also apply to any member of any committee appointed by our Board of Directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Dr. Daniel Thomas holds 750,000,000 shares of Common Stock issued as Founder's Stock in exchange for due consideration enumerated under "PRINCIPAL SHAREHOLDER" in the Prospectus.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

NUMBER                          EXHIBIT

3.1           Articles of Incorporation, dated January 10, 2000.
3.2           By-Laws of the Company
4.1           Specimen Stock Certificate
5.1           Opinion re: Legality by Attorney-at-Law
10.1          Corporate Resolution

10.2          Common Stock Barter Agreement
23.1          Consent of CPA
23.2          Consent of Attorney (included in Exhibit 5.1)
24.1          Power of Attorney

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of GREENBELT, State of MARYLAND, on July 20, 2000.

SciCorps, Inc.
________________
(Registrant)
                                       35

DANIEL R. THOMAS
_____________________________
DANIEL R. THOMAS
CHAIRMAN OF THE BOARD AND DIRECTOR IN TOTO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER PRO TEMPORE

FINANCIAL STATEMENT

Balance Sheet

As of June 30, 2000
-------------------------------------------------------------------------------
ASSETS

Current Assets:                                                         -- 0 --

Fixed Assets:                                                           -- 0 --

Total Assets                                                            -- 0 --
===============================================================================
LIABILITIES & EQUITY

Current Liabilities                                                     -- 0 --

Long-term Liabilities                                                   -- 0 --

Total Liabilities                                                       -- 0 --

Equity                                                                  -- 0 --

Common Stock, 1,000,000,000 shares authorized, no par value             -- 0 --

Retained Earnings                                                       -- 0 --

Total Equity                                                            -- 0 --

Total Liabilities & Equity                                              -- 0 --
===============================================================================

On behalf of the Board:

DANIEL R. THOMAS

_________________
DANIEL R. THOMAS
CHAIRMAN OF THE BOARD AND DIRECTOR IN TOTO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER PRO TEMPORE
SCICORPS, INC.

STATEMENT OF OPERATIONS: None to date

These financial statements are prepared in accordance with generally accepted accounting principles.

NOTES TO FINANCIAL STATEMENTS: Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual amounts may differ from these estimates.

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
SciCorps, Inc.

We have audited the accompanying balance sheet of SciCorps, Inc., a development stage enterprise with no operating history, as of June 30, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of SciCorps, Inc., a development stage enterprise with no operating history, as of June 30, 2000, in conformity with generally accepted accounting principles.


C.L. STEWART & COMPANY
_______________________
C.L. STEWART & COMPANY
Annapolis, Maryland
July 15, 2000